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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Pulitzer Publishing Company on Form S-8 of our report dated February 7, 1997, appearing in the Annual Report on Form 10-K of Pulitzer Publishing Company for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP


Saint Louis, Missouri
May 1, 1997